Ballantyne Strong, Inc.
Fourth Quarter Update

March 2016







Forward-Looking Statement

This presentation may contain forward-looking statements related to the Company's future operating results. Except for the historical information, it may include forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, customer demand for the Company's products, the development of new technology for alternate means of motion picture presentation, domestic and international economic conditions, the management of growth, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from management's expectations.

Fourth Quarter 2015

Key Highlights:

- Net losses totaled $1.2 million, or ($0.08) per share compared with net income of $318 thousand or $0.02 per share, in the same period of the prior year
- The quarter included $1.8 million of charges expected to be non-recurring in nature
- Net revenues of $27.1 million, compared with $28.4 million in the same period of the prior year
- Cinema revenues of $19.4 million, compared with $19.3 million in the same period of the prior year
- Digital Media revenues of $8 million, compared with $9.4 million in the same period of the prior year

Fourth Quarter 2015

Key Highlights:

- Consolidated gross profit as a percentage of revenues was up 100 basis points in comparison to the fourth quarter last year
  - Consolidated gross profit was $5.7 million or 20.9%, representing a 100 basis point improvement compared to consolidated gross profit of $5.6 million or 19.9% in the same period of the prior year
  - Margin improvements were driven by the Digital Media segment

- Selling, general and administrative (SG&A) expense excluding charges for bad debt, severance and other charges was $4.5 million, which represents a 13.5% reduction compared to the same period of the prior year. Prior year SG&A did not include any charges
  - Excluding charges, the decrease in SG&A was attributable to reductions in compensation related expenses

Non-Recurring Items

Non-Recurring items totaling $1.8 million in the fourth quarter included:

- A charge of $1 million related to bad debt
- A charge of $0.4 million of income tax expense driven by a change in permanently reinvested earnings
- A charge of $0.2 million for severance costs
- Other charges of $0.2 million

Business Update

- Organizational changes in sales & marketing, information technology and operations have been made to further strengthen ownership and accountability
- Sold assets of lighting business to Syncrolite
- Exhaustive review of businesses continues
- Focus has been on expense reductions and new business opportunities
- Net annualized savings of approximately $3.3 million
- Zero-based budgeting process for 2016 underway
- Insider and closely held ownership has increased to approximately 24.7% of shares
- Ndamukong Suh joined the Board of Directors, effective January 18, 2016

Progress Since May 2015

STRONG

- Several value enhancing changes made to the business

- Annualized cost savings of $7.2 million have been realized from:
  - Headcount reductions of $6.1 million
  - Facilities consolidation savings of $224 thousand
  - Other savings of $858 thousand

- Invested capital back into the business through annualized investments of:
  - Targeted headcount additions of $3.3 million
  - Other investments of $567 thousand

- Net annualized savings since May 2015 equals $3.3 million

- Board is continually evaluating opportunities for both cost savings and value enhancing investments

Ownership Culture

- Total closely held ownership of 24.7% of shares outstanding
  - Closely held ownership includes executive officers, board members, employees, and other affiliated parties
- Ownership is evidence of proper alignment of interests between leadership of company and shareholders
- Strive to maintain ownership culture that is focused on creating shareholder value over the long-term

Current Value Proposition

STRONG

- Approximately $22 million of cash and equivalents and $6 million of investments
- No debt on balance sheet and real estate owned free and clear
- Building and land in Georgia recently valued at $4.3 to $6.8 million
- Cash value in inventory and net receivables
- Cinema division is highly cash flow generative with strong market position
- Digital Media division has room for growth if properly executed
- Corporate overhead is too high and needs to be reduced further
- Operating loss carryforwards could have value if Company returns to profitability in the United States
- Improving returns on invested capital creates value for shareholders

Return on Invested Capital



Return on Invested Capital*
FY2015
FY2014
4Q2015
4Q2014
7.6%
(5.4)%
25.6%
4.8%
(6.0)%
(1.0)%
4.0%
9.0%
14.0%
19.0%
24.0%
29.0%

*ROIC is a non-GAAP financial measure. Refer to the non-GAAP section of this presentation for additional information. Quarterly ROIC measures are annualized.

Strategic Update

STRONG

- Board has implemented a strategy focused on making optimal capital allocation decisions across the company's businesses and investments
- Expect to continue to invest and grow the Cinema and Digital Media divisions
- Evaluating investments in other industries that are expected to produce high returns on invested capital
- Investments can include equity positions in public companies or complete acquisitions of other businesses
- Investments in public companies may involve taking control positions or seeking board representation
- Current investments in public companies include RELM Wireless Corporation (NYSE MKT: RWC) and 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH)

Plan Going Forward

- Continue to evaluate cost savings and investment opportunities in the existing businesses
- Be on the lookout for new investment opportunities that offer asymmetrical risk rewards and an adequate margin of safety
- Maintain a culture of zero complacency, ownership and accountability in all aspects of the business
- Hire and retain the best people so that our human capital is ever improving
- Incorporate long-term thinking into all decisions made in the business

Reconciliation of Non-GAAP Measures

Adjusted gross profit, adjusted gross margin percentage, adjusted selling and administrative expenses, earnings before interest and taxes, return on invested capital and net working capital are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing and analyzing the operations of the Company as it transitions to a new Board and evaluates the Company's lines of business without the impact of charges related to severance, facility consolidation, the proxy contest, inventory valuation, software intangibles impairment, bad debt and other charges.

Management utilizes these non-GAAP measures in assessing the financial and operating performance of the Company. In addition, management believes these measures provide additional insight for investors and analysts in evaluating the Company's financial and operating performance.

Reconciliation of Non-GAAP Measures

STRONG

These adjusted financial measures should not be considered in isolation or as a substitute for other profitability metrics prepared in accordance with GAAP. Adjusted financial measures, as presented, may not be comparable to similarly titled measures of other companies. Adjusted financial measures for 2015 are not tax effected due to the tax valuation allowance recorded in 2015.

Set forth below is a reconciliation of gross profit and selling and administrative expense to adjusted gross profit, adjusted gross margin percentage and adjusted selling and administrative expense. A reconciliation of earnings before interest and taxes, return on invested capital and net working capital is also included. There were no similar items noted during the three months ended December 31, 2014. There was one similar item related to other charges noted during the twelve months ended December 31, 2014.

Non-GAAP Measures

- **EBIT –** We define EBIT (earnings before interest and taxes) as net revenue less cost of goods sold and selling, general, and administrative expenses. Our definition excludes any items that we expect to be non-recurring
- **Net working capital –** We define net working capital as total current assets less total current liabilities less cash and equivalents including securities accounted for as current assets
- **ROIC –** We define ROIC (return on invested capital) as EBIT divided by the sum of net working capital and net property, plant and equipment. Ballantyne Strong believes ROIC is a useful measure of how effectively the Company is managing capital employed

Reconciliation of Non-GAAP Measures

STRONG

Reconciliation of Selling and Administrative
Unaudited, in thousands

		Three months ended 31-Dec-15
Selling and administrative expenses	$	5,916
Severance costs		(169)
Bad debt		(956)
Other charges		(251)
Adjusted selling and administrative expenses	$	4,540

Reconciliation of Non-GAAP Measures

STRONG

Reconciliation of Gross Profit and Gross Margin Percentage
Unaudited, in thousands

	Twelve months ended 31-Dec-15		
		Amount	Percentage
Gross profit	$	17,587	18.9%
Inventory valuation		1,978	2.1%
Adjusted gross profit	$	19,565	21.1%

Reconciliation of Selling and Administrative
Unaudited, in thousands

	Twelve months ended 31-Dec-15	
Selling and administrative expenses	$	22,116
Severance costs		(864)
Facility consolidation costs		(333)
Proxy contest charges		(460)
Software intangibles impairment		(638)
Bad debt		(1,176)
Other charges		(431)
Adjusted selling and administrative expenses	$	18,214

Reconciliation of Non-GAAP Measures

Reconciliation of Selling and Administrative
Unaudited, in thousands

	Twelve months ended 31-Dec-14	
Selling and administrative expenses	$	19,975
Other charges		(69)
Adjusted selling and administrative expenses	$	19,906

Reconciliation of Non-GAAP Measures

STRONG

Reconcilation of EBIT, ROIC, and net working capital
Unaudited, in thousands

	Three months ended 31-Dec-15	Three months ended 31-Dec-14	Twelve months ended 31-Dec-15	Twelve months ended 31-Dec-14
Net revenues	$ 27,124	$ 28,374	$ 92,829	$ 95,086
Cost of revenues	21,442	22,734	75,242	76,926
Add back: Inventory valuation	-	-	1,978	-
Gross profit	**5,682**	**5,640**	**19,565**	**18,160**
Less: SG&A expense	5,916	5,247	22,116	19,975
Add back: Non-recurring charges	1,376	-	3,902	69
EBIT	1,142	393	1,351	(1,746)
Current assets	45,946	61,076	45,946	61,076
Less: Current liabilities	17,767	19,887	17,767	19,887
Less: Cash and equivalents	22,070	22,491	22,070	22,491
Net working capital	**6,109**	**18,698**	**6,109**	**18,698**
Property, plant and equipment, net	11,768	13,914	11,768	13,914
ROIC* = (EBIT / Net working capital + property, plant and equipment, net)	25.6%	4.8%	7.6%	(5.4)%

*Quarterly ROIC measures are annualized